Exhibit 99.3

Luminar Announces Sale of Photonics Business to Quantum Computing Inc. for $110 Million

Orlando, Fla. – Dec 15, 2025 – Luminar Technologies, Inc. (NASDAQ: LAZR) (the “Company” or “Luminar”), a leading global technology company, today announced that it has entered into an agreement with Quantum Computing Inc. (“QCi”) pursuant to which QCi will acquire Luminar Semiconductor, Inc. (“LSI”), a wholly owned subsidiary of Luminar, in an all-cash transaction valued at $110 million.

QCi is an integrated photonics and quantum optics technology company with a focus on photonics-driven technologies and advanced sensing applications. LSI’s innovation platform and engineering depth complement QCi’s existing capabilities and long-term strategic priorities in optical systems, chip-scale innovation, and high-reliability photonic architectures. The combination will position LSI to accelerate its growth and capitalize on the growing demand for high-performance photonics solutions.

“We are pleased to partner with QCi as they continue to accelerate their photonics roadmap,” said Paul Ricci, CEO of Luminar. “QCi’s focus on photonics-driven technologies provides an aligned platform for LSI to expand its customer base, accelerate growth opportunities, and invest in markets where long-term demand for high-reliability optical systems is increasing. We are incredibly proud of the LSI team for the progress they have made to reach this milestone, and we are excited for the opportunities ahead for LSI under QCi’s ownership.”

"I’m excited about the opportunity to partner with the exceptional team and valued customers of LSI. There is clear strategic alignment and shared vision between our organizations, creating strong momentum from day one. Following the closing, we will move quickly to invest in and scale LSI’s existing business, while bringing our teams together to accelerate our quantum photonics roadmap. This is a powerful combination, and I’m energized by what we will achieve together,” said Yuping Huang, CEO of Quantum Computing Inc. LSI expects to uphold all existing commitments and continue serving customers as usual, as both organizations are committed to ensuring strong continuity and long-term support for customers and partners.

In a separate press release, Luminar announced that it has initiated voluntary chapter 11 cases in the U.S. Bankruptcy Court for the Southern District of Texas. LSI is not a debtor in the chapter 11 cases and is operating in the ordinary course. Because LSI is a subsidiary of Luminar, the transaction will require the approval of the bankruptcy court pursuant to a Section 363 sale process, which the parties expect to receive by the end of January 2026, subject to the satisfaction of customary closing conditions.

About Luminar:
Luminar is a global technology company advancing safety, security and autonomy across automotive, commercial, and defense sectors. Its proprietary LiDAR hardware, software, semiconductor and photonics technologies have been developed in-house to meet the demanding performance and scalability requirements of applications spanning passenger vehicles, trucking, logistics, industrial, security, and more. With series production underway and commercial traction across industries, Luminar is uniquely positioned to deliver the next generation of advanced, mission-critical LiDAR and photonics solutions. For more information, please visit www.luminartech.com.

About LSI:
LSI, a wholly owned subsidiary of Luminar, is a photonics components, subsystems, and systems supplier with proven capabilities in highly sensitive, export-controlled areas such as missile defense, quantum sensing, directed energy, and optical communications. LSI combines aerospace-grade reliability with chip-scale innovation and deep engineering expertise, enabling customers to move efficiently from concept to prototype to deployed production.

About Quantum Computing:
Quantum Computing Inc. (Nasdaq: QUBT) is an innovative, integrated photonics and quantum optics technology company that provides accessible and affordable quantum machines and foundry services for the production of photonic chips based on thin-film lithium niobate (TFLN). QCi’s products are designed to operate at room temperature and low power at an affordable cost. The Company's portfolio of core technologies and products offer unique capabilities in the areas of high-performance computing, artificial intelligence, and cybersecurity, as well as remote sensing applications.

Contacts:

Investor Relations:
Yarden Amsalem
Investors@luminartech.com

Media Relations:
Jude Gorman / Dylan O’Keefe
Collected Strategies
Luminar-CS@collectedstrategies.com
Press@luminartech.com

Forward-Looking Statements

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements and forecasts, generally identified by terms such as "may," "will," "expect," "believe," "anticipate," "estimate," "intends," "goal," "objective," "seek," "attempt," "aim to," or variations of these or similar words, involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. Those statements include statements regarding the intent, belief, or current expectations of QCi, Luminar and members of their management as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, including the risks and uncertainties relating to Luminar’s chapter 11 cases, the integration of LSI’s products and technologies with QCi, and the acceleration of QCi’s development roadmap, and that actual results may differ materially from those contemplated by such forward-looking statements. Except as required by federal securities law, QCi and Luminar undertake no obligation to update or revise forward-looking statements to reflect changed conditions.